Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-200436, 333-200438, 333-233258, 333-276092, 333-280105, and 333-251570) on Form S-8 and (No. 333-277158) on Form S-3ASR of our reports dated February 4, 2026, with respect to the consolidated financial statements of Liberty Broadband Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Denver, Colorado
February 4, 2026